   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1999

                                                      Registration No. 333-04893
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Wireless Telecom Group, Inc.
     -----------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                   New Jersey
     -----------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   22-2582295
     -----------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               East. 64 Midland Avenue, Paramus, New Jersey 07652
     -----------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

               Wireless Telecom Group, Inc. 1995 Stock Option Plan
     -----------------------------------------------------------------------
                            (Full Title of the Plan)

                            Edward Garcia, President
                          Wireless Telecom Group, Inc.
                             East 64 Midland Avenue
                            Paramus, New Jersey 07652
     -----------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (201) 261-8797
     -----------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                              Robert H. Cohen, Esq.
                     Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 735-8600

     -----------------------------------------------------------------------

                                          CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED                PROPOSED
                                                         MAXIMUM                 MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE           OFFERING PRICE             AGGREGATE               AMOUNT OF
   TO BE REGISTERED            REGISTERED               PER SHARE            OFFERING PRICE          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
common stock, par                                           -                       -                       (2)
value $.01 per share      1,750,000(1)(3)
----------------------------------------------------------------------------------------------------------------------
total registration fee...........................................................................................0
----------------------------------------------------------------------------------------------------------------------

-------------------------
(1) Shares of common stock issuable upon the exercise of options authorized for grant under the Wireless Telecom Group, Inc. 1995 Stock Option Plan registered with the SEC on registration statements on Form S-8 (File
         No.: 33-93008) and (File No.:333-04893) on June 1, 1995 and May 31,
         1996, respectively.

(2) Fee previously paid. No registration fee required pursuant to General Instruction E to Form S-8.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

         On June 1, 1995, we filed a registration statement on Form S-8 (File No. 33-93008) with the Securities and Exchange Commission to register 750,000 shares of our common stock (after giving effect to the 3-for-2 stock split on July 18, 1995 and 2-for-1 stock split on May 28, 1996) issuable upon the exercise of options authorized for grant under our 1995 Stock Option Plan. On May 31, 1996, we filed a registration statement on Form S-8 (File No: 333-04893) to register an additional 1,000,000 shares of our common stock issuable upon the exercise of additional options available for grant under our 1995 Stock Option Plan and incorporated by reference the June 1995 registration statement.

         We are filing this post-effective amendment no. 1 to registration statement on Form S-8 to file a reoffer prospectus to permit certain "affiliates," as that term is defined in the Securities Act of 1933, as amended, listed in the Selling Stockholder table included in the prospectus to resell their shares of common stock issuable upon the exercise of options granted to them pursuant to the 1995 Stock Option Plan.

         We incorporate by reference the registration statements on Form S-8 (File No.: 33-93008) and (File No.: 333-04893).

                    SUBJECT TO COMPLETION, SEPTEMBER 15, 1999

PROSPECTUS

                          WIRELESS TELECOM GROUP, INC.

                        1,750,000 SHARES OF COMMON STOCK

         This reoffer prospectus is to be used for the resale of up to 1,750,000 shares of our common stock, 44,600 of which are beneficially owned by affiliates listed in the "Selling Stockholder" table included in this prospectus, issuable upon the exercise of options granted or available for grant under our 1995 Stock Option Plan.

         Selling stockholders may sell their shares of common stock through public or private transactions at current market prices, or at previously negotiated prices. Although we will not receive any proceeds when the selling stockholders sell their common stock to others, we may, however, receive proceeds when the selling stockholders exercise their options to acquire such common stock.

         Our common stock is traded on the American Stock Exchange under the symbol "WTT." Our securities are a speculative investment and involve a high degree of risk.

         SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS AND
"DILUTION."

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September ___, 1999.

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
Where You Can Find More Information....................................3
Prospectus Summary.....................................................4
Risk Factors...........................................................7
Use of Proceeds........................................................8
Determination of Offering Price........................................8
Selling Stockholders...................................................9
Plan of Distribution..................................................10
Legal Matters.........................................................11
Experts...............................................................11


                       WHERE YOU CAN FIND MORE INFORMATION

         We are a public company. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all of their shares of common stock. This prospectus is part of a registration statement we filed with the SEC.


     1.   Annual Report on Form 10-K for the fiscal year ended December 31,
          1998;

     2. Amendment No. 2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

     3.   Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
          1999;

     4.   Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
          1999;

     5.   Current Report on Form 8-K filed with the SEC on January 25, 1999;

     6.   Current Report on Form 8-K filed with the SEC on March 26, 1999;

     7. Definitive proxy statement filed with the SEC on June 6, 1999 pursuant to Regulation 14A under the Securities Exchange Act of 1934;

     8. The description of our common stock set forth in registration statement on Form 8-A, dated October 10, 1991, filed under Section
          12(g) of the Securities Exchange Act and any amendment or report filed for the purpose of updating any such description; and

     9.   Form S-8 (File No.: 33-93008) filed with the SEC on June 1, 1995; and

     10.  Form S-8 (File No.: 333-04893) filed with the SEC on March 31, 1996

     You may request a copy of these filings, at no cost, by oral request or by writing to us at the following address:

                         Reed DuBow, Secretary
                         Wireless Telecom Group, Inc.
                         East 64 Midland Avenue
                         Paramus, New Jersey 07652
                         Telephone: (201) 261-8797


     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling

-------------------------------------------------------------------------------

stockholders will not make an offer of these shares of common stock in any State where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the securities. You should read the entire prospectus carefully. Unless we otherwise say so, when we discuss our outstanding securities, we exclude all of our shares of common stock issuable upon the exercise of currently outstanding warrants and options and the conversion of our convertible securities.

         We develop, manufacture and market a wide variety of electronic noise sources, and in addition, until March 11, 1999, test instruments for the wireless telecommunications industry. Historically, our products have been primarily used to test the performance and capability of cellular/PCS and satellite communications systems. Other applications include radio, radar, wireless local area network (WLAN) and digital television. On March 11, 1999, we consummated the sale of our wireless and satellite test equipment business.

         Noise products are primarily used as a method of testing to determine if sophisticated communications systems are capable of receiving the information being transmitted. The widest application for our noise source products are as a reference standard in test instruments which measure unwanted noise and interference in devices and components utilized in communications equipment. This is accomplished by comparing a noise source with known characteristics to the unwanted noise found in the communications system being transmitted. By generating a random noise signal, in combination with a life transmission signal, a noise generator simulates real world signals and allows the manufacturer to determine if its product is performing to specifications. Noise source testing is often more cost-efficient, faster and accurate than alternative conventional methods using signal generators.

         Coupled with other electronic devices, noise generators are also an effective means of jamming, blocking and disturbing enemy radar and other communications, as well as insulating and protecting friendly communications. In the jamming mode, our noise source products block out or disrupt unwanted radar and radio transmissions generally without being detected.

         Our noise source products are widely used in radar systems as part of built-in test equipment to continuously monitor the radar receiver. We have continually experienced sales growth in the area of satellite communications where the use of back-up receivers is becoming more common as the demand for communication availability and reliability is increasing. Testing by our noise source products assures that the back-up receiver is always functional and ready should the communication using the first receiver fail. Our noise source products can test satellite communication receivers for video, telephone and data communications.

         Our products come in various sizes, styles and models with varying degrees of capabilities and can be customized to meet particular customer requirements. They may be incorporated directly into electronic equipment concerned or may be stand alone components or devices that are connected to, or used in conjunction with, such equipment operating from an external site, in the factory or in the field. Our noise source products range from relatively simple items with no control mechanism or auxiliary components to complex, automated components containing computerized or microprocessor-based controls. Prices of noise sources range from approximately $200 to $50,000 per unit, with most sales occurring between $700 and $2,500 per unit.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


         Our products have extended useful lives but are generally recalibrated every year to ensure their accuracy. We provide recalibitration services for a fee to our domestic and international customers and also calibrate test equipment manufactured by others. Although such services accounted for less than 5% of fiscal 1998 sales, we feel this area will continue to grow as more products are sold into the global marketplace.

                             ORGANIZATIONAL HISTORY

         We were incorporated in the state of New Jersey in January 1985 under the name of Noise Com, Inc. On March 28, 1993, we changed our name to Wireless Telecom Group, Inc. Our executive offices are located at East 64 Midland Avenue, Paramus, New Jersey 07652, and our telephone number is (201) 261-8797.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                                  THE OFFERING

Securities Offered........................................ 1,750,000 shares of common stock acquired or to be acquired by the selling stockholders upon the exercise
                                                           of options granted to them under our 1995 Stock
                                                           Option Plan. See "Selling Stockholders" and "Plan of
                                                           Distribution."

Common Stock outstanding as of September 9, 1999           17,139,998

Risk Factors.............................................. The securities offered hereby involve a high degree of risk. Only investors who can bear the loss of their
                                                           entire investment should invest. See "Risk Factors."

Use of Proceeds........................................... We will not receive any of the proceeds when the selling stockholders sell their shares of common stock.
                                                           We may, however, receive proceeds when such selling
                                                           stockholders exercise their options to purchase our
                                                           common stock. We intend to utilize the net proceeds
                                                           from the exercise of options to fund our research and
                                                           development activities, and for general working
                                                           capital purposes and operating expenses. See "Use of
                                                           Proceeds."

Dividend Policy........................................... We currently intend to retain all future earnings to fund the development and growth of our business. We
                                                           do not anticipate paying cash dividends.

American Stock Exchange Symbol............................ Common stock - "WTT"










                                        6

-------------------------------------------------------------------------------









                                  RISK FACTORS

         You should carefully consider the following factors and other information in this prospectus before deciding to invest in the securities we are offering in this prospectus.

WE EXPERIENCED A CHANGE OF MANAGEMENT IN FISCAL 1998. OUR INABILITY TO QUICKLY
AND EFFICIENTLY CORRECT PROLONGED PROBLEMS, IF ANY, ASSOCIATED WITH SUCH A
MANAGERIAL TRANSITION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS,
AND INVESTORS COULD LOSE THE VALUE OF THEIR INVESTMENT IN OUR SECURITIES.

         In fiscal 1998, we experienced a change of management and replaced our existing Chief Executive Officer, President and Chairman of the Board and Chief
Financial Officer. Our current Chief Executive Officer, President and Chairman of the Board, Mr. Edward Garcia, commenced serving in such capacities in January
1999. Prior to serving as our CEO, President and Chairman, Mr. Garcia served as Vice President of Operations since October 1995 and Executive Vice President and
Chief Operating Officer since August 1996. Mr. Garcia joined Wireless Telecom
Group, Inc. in 1990 and has served in various positions, including sales manager and Chief Engineer. Although we believe Mr. Garcia's transition to Chief
Executive Officer, President and Chairman of the Board has been successful to date, we may experience administrative and managerial problems in the future typically associated with such a transition. Such problems, if prolonged, could require and divert energy, time, money and other resources otherwise allocated to, and better spent on, the day-to-day operations of our business, thereby causing a decrease in our productivity and failure to meet deadlines. If we are unable to correct such problems quickly and efficiently, our operations could be materially adversely affected, and our investors could lose the value of their investment in our securities.

OUR FAILURE TO SUCCESSFULLY INTEGRATE A NEW LINE OF NOISE ASSETS WHICH WE
PURCHASED IN MARCH 1999 INTO OUR OPERATIONS COULD MATERIALLY ADVERSELY AFFECT
OUR BUSINESS, AND INVESTORS COULD EXPERIENCE A DECREASE OR TOTAL LOSS IN THE
VALUE OF THEIR INVESTMENT.

         In March 1999, we purchased the assets of Telecom Analysis Systems,
Inc. ("TAS") relating to single-function noise generation, and entered into non-competition agreements with the businesses associated with such assets. In consideration for TAS's sale of the noise assets and entering into a non-competition agreement with us, we paid $2.5 million to TAS. Although we anticipate adopting and integrating the noise assets into our on-going operations, we can not give any assurances that we will be able to expediently and successfully do so, and we may have to expend energy, time, money and other resources of our management and employees which would be otherwise allocated to the day-to-day operations of our business. Our prolonged failure, if any, to successfully integrate the noise assets into our business or our failure to make them a profitable component of our business could have a material adverse effect on our business, and investors could experience a decrease or total loss of their investment in our securities. See next risk factor.

WE SOLD OUR WIRELESS AND SATELLITE TEST EQUIPMENT BUSINESS IN MARCH 1999. OUR
FAILURE TO SUCCESSFULLY INVEST OR ALLOCATE THE PROCEEDS OF SUCH SALE COULD HAVE
A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, AND INVESTORS COULD EXPERIENCE A
DECREASE OR TOTAL LOSS IN THE VALUE OF THEIR INVESTMENT.

         Associated with the transaction discussed in the previous risk factor, we sold our wireless and satellite test equipment business in March 1999 to TAS for a purchase price of approximately $19 million,$1.5 million of which is currently held in escrow to secure certain of our obligations under an Asset
Purchase Agreement, dated January 7, 1999, relating to such sale. We currently anticipate using such proceeds for working capital and potential future acquisitions. However, our failure to successfully allocate such proceeds or otherwise maximize the total return of any interim investment of such proceeds could have a material adverse effect on our business. Also, we could lose the $1.5 million currently held in escrow if we fail to honor certain of our obligations under the Asset Purchase Agreement. See next risk factor.


                                        7










INVESTORS WILL EXPERIENCE DILUTION TO THE BOOK VALUE OF THEIR COMMON STOCK WHEN
WE ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK AS PARTIAL CONSIDERATION TO A
COMPANY WHICH WE ARE MERGING INTO ONE OF OUR WHOLLY-OWNED SUBSIDIARIES.

         In September 1999, we executed a definitive agreement to merge Boonton
Electronics Corporation ("Boonton"), a manufacturer of test equipment dedicated to measuring power of RF and Microwave systems used in multiple telecommunications markets, into one of our wholly-owned subsidiaries. Under the terms of the agreement, each share of Boonton common stock will be converted into 1.4 shares of our common stock and an amount equal to 0.175 times the closing price of our common stock on the closing date. Based upon the closing price of our common stock on September 3, 1999, the transaction is valued at approximately $7 million, and is expected to be completed before December 31, 1999, subject to Boonton stockholder approval as well as other customary requirements. Because we are issuing additional common stock as partial consideration of the purchase price to Boonton, thereby increasing the number of shares outstanding, investors will experience a dilution in the book value of their common stock. See next risk factor.

IF WE ARE UNSUCCESSFUL IN INTEGRATING BOONTON INTO OUR OPERATIONS, STOCKHOLDERS
MAY EXPERIENCE A DECREASE IN, OR A TOTAL LOSS OF, THEIR INVESTMENT.

         In connection with the merger discussed in previous risk factor, our management team will have to expend time, energy and other resources to ensure the successful integration of Boonton into our operations. Although we have allotted resources for such transition, if we are unsuccessful in integrating
Boonton into our operations on a timely and effective basis, our management may have to spend additional time and resources which may be better allocated to running the other existing areas of our business, thereby causing delays and other unforeseen inefficiencies, including the failure to meet deadlines and/or honor other general existing contractual obligations. Our prolonged failure, if any, to successfully integrate Boonton into our business or our failure to make it a profitable component of our business could have a material adverse effect on our business, and investors could experience a decrease or total loss of their investment in our securities. See previous risk factor.

                                 USE OF PROCEEDS

         We will not receive any proceeds when the selling stockholders sell their common stock to others. However, we may receive proceeds when the selling stockholders exercise their options to acquire such common stock. We intend to use any such proceeds for research and development and other general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

         The selling stockholders may sell their shares of common stock through public or private transactions at current market prices, or at previously negotiated prices.


                                        8










                              SELLING STOCKHOLDERS

         The shares of common stock to which this prospectus relates are being registered for reoffers and resales by the selling stockholders who have acquired or may acquire such common stock pursuant to the exercise of options granted under our 1995 Stock Option Plan. The selling stockholders named below may resell all, a portion or none of their shares of common stock, from time to time.

         Employees and "affiliates" may participate in our 1995 Stock Option
Plan. Participants who are deemed to be "affiliates" of Wireless Telecom Group, Inc. may be added to the selling stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" Wireless Telecom
Group, Inc.

         The table below sets forth with respect to each Selling Stockholder who is an affiliate of Wireless Telecom Group, Inc., the number of shares of common stock beneficially owned prior to the offering, the amount which may be offered for the Selling Stockholder's account pursuant to this prospectus, the amount and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after completion of the offering.


----------------------------------------------------------------------------------------------------------------------------
                                     COMMON               COMMON STOCK             STOCK
                                      STOCK               WHICH MAY BE         BENEFICIALLY          PERCENTAGE (%)
                                  BENEFICIALLY           SOLD PURSUANT             OWNED               OF COMMON
                                      OWNED                 TO THIS                AFTER              STOCK OWNED
     SELLING STOCKHOLDER             BEFORE             PROSPECTUS (2)          REOFFER(2)         AFTER REOFFER (3)
                                    REOFFER (1)
---------------------------------------------------------------------------------------------------------------------------
Edward Garcia
-President, Chairman
and Chief Executive
Officer                           113,000(4)              27,000                86,000                 *
----------------------------------------------------------------------------------------------------------------------------
Reed DuBow
-Secretary                          5,900(5)               5,600                   300                 *
----------------------------------------------------------------------------------------------------------------------------
Demir Richard Eden
-Acting Chief Financial            29,000(6)               4,000                25,000                 *
Officer and Director
----------------------------------------------------------------------------------------------------------------------------
Franklin H. Blecher
-Director                           6,500(7)               4,000                 2,500                 *
----------------------------------------------------------------------------------------------------------------------------
John Wilchek
-Director                          16,000(8)               4,000                12,000                 *
----------------------------------------------------------------------------------------------------------------------------

---------------------------
*Represents less than 1%.

(1) Unless indicated, the we assume that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. For purposes of this table, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person, but is not deemed to be outstanding for the purpose of computing the percentage of any other person.

(2) Does not include shares of common stock that may be acquired by the selling stockholders upon exercise of options which have not vested within 60 days of this prospectus which shares, if any, will be added to the number of shares listed by one or more supplements to this prospectus. Furthermore, the inclusion in this prospectus of the stated number of shares does not constitute a commitment to sell any or all of such shares. The number of shares of common stock offered shall be determined from time to time by each Selling Stockholder at his or her sole discretion.

(3) Based on an aggregate of 18,889,998 shares of common stock that will be issued and outstanding upon the completion of this offering, consisting of 17,139,998 shares of common stock issued and outstanding as of September 9, 1999 and 1,750,000 the shares of common stock to which this prospectus relates.

(4) Includes 50,000 shares of common stock and 63,000 shares of common stock issuable upon options exercisable within 60 days from the date hereof. Does not include 157,000 shares of common stock issuable upon options not exercisable within 60 days from the date hereof.

(5) Includes 300 shares of common stock and 5,600 shares of common stock issuable upon options exercisable within 60 days from the date hereof. Does not include 34,400 shares of common stock issuable upon options not exercisable within 60 days from the date hereof.

(6) Includes 25,000 shares of common stock and 4,000 shares of common stock issuable upon options exercisable within 60 days from the date hereof. Does not include 96,000 shares of common stock issuable upon options not exercisable within 60 days from the date hereof.

(7) Includes 2,500 shares of common stock and 4,000 shares of common stock issuable upon options exercisable within 60 days from the date hereof. Does not include 96,000 shares of common stock issuable upon options not exercisable within 60 days from the date hereof.

(8) Includes 12,000 shares of common stock and 4,000 shares of common stock issuable upon options exercisable within 60 days from the date hereof. Does not include 96,000 shares of common stock issuable upon options not exercisable within 60 days from the date hereof.


                              PLAN OF DISTRIBUTION

         The shares of common stock to which this prospectus pertains may be sold or transferred for value by the selling stockholders, or by pledgees, donees, transferees or other successors in interest to the selling stockholders, in one or more transactions on the American Stock Exchange, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling their shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholders and any broker-dealers that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares of common stock sold by them may deemed to be underwriting discounts and commissions under the Securities Act. The sale of the shares of common stock by the selling stockholders is subject to the prospectus delivery requirements of the Securities Act.

         Upon us being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares of common stock through a secondary distribution, or a purchase by a supplemented prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and the participating broker-dealers, (ii) the number of shares of Common Stock involved, (iii) the price at which such shares are being sold, (iv) the commissions paid or the discounts or concessions allowed to such broker-dealers, (v) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (vi) other facts material to the transactions.

         In addition to any such number of shares of common stock sold hereunder, a Selling Stockholder may, at the same time, sell any shares of common stock, including the shares of common stock to which this prospectus pertains, owned by him or her in compliance with all of the requirements of Rule 144 promulgated under the Securities Act, regardless of whether such shares are covered by this prospectus.

         There is no assurance that any of the selling stockholders will sell any or all of the shares of common stock offered hereby.

         We will pay all expenses in connection with this offering other than commissions and discounts of underwriters, dealers or agents. All selling and other expenses incurred by individual selling stockholders will be borne by such selling stockholders.

                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for us by Morrison Cohen Singer & Weinstein, LLP, New York, New York, a partner of which holds options to acquire shares of common stock being registered in this prospectus.

                                     EXPERTS

         The balance sheets as of December 31, 1998 and 1997 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 which is incorporated by reference in this prospectus have been audited by, and are incorporated by reference herein in reliance upon the report of Lazar, Levine & Felix, LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------



No dealer, salesperson or any other individual has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders. This prospectus does not constitute an offer to sell, or a solicitation to buy, any security by any person in any jurisdiction which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                1,750,000 SHARES

                          WIRELESS TELECOM GROUP, INC.

                                  COMMON STOCK

                                   -----------

                                   PROSPECTUS

                                   -----------








                               SEPTEMBER __, 1999

--------------------------------------------------------------------------------

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Wireless Telecom Group, Inc. incorporates by reference the documents listed below into this Post Effective Amendment No. 1 Registration Statement on Form S-8. All documents subsequently filed by Wireless Telecom Group, Inc. pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

     1.   Annual Report on Form 10-K for the fiscal year ended December 31,
          1998;

     2. Amendment No. 2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

     3.   Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
          1999;

     4.   Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
          1999;

     5.   Current Report on Form 8-K filed with the SEC on January 25, 1999;

     6.   Current Report on Form 8-K filed with the SEC on March 26, 1999;

     7. Definitive proxy statement filed with the SEC on June 6, 1999 pursuant to Regulation 14A under the Securities Exchange Act of 1934;

     8. The description of our common stock set forth in registration statement on Form 8-A, dated October 10, 1991, filed under Section
          12(g) of the Securities Exchange Act and any amendment or report filed for the purpose of updating any such description;

     9.   Form S-8 (File No.: 33-93008) filed with the SEC on June 1, 1995; and

     10.  Form S-8 (File No.: 333-04893) filed with the SEC on March 31, 1996.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         A partner of Morrison Cohen Singer & Weinstein, LLP, counsel to Wireless Telecom Group, Inc. in connection with this offering holds options to acquire shares of common stock being registered in this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Wireless Telecom Group, Inc.'s Amended Certificate of Incorporation provides that the personal liability of directors and officers of the company be limited to the fullest extent permitted by a New Jersey Business Corporation Act, which is hereby incorporated herein by reference.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of Wireless Telecom Group, Inc. pursuant to Wireless Telecom Group, Inc.'s By-Laws and the New Jersey Business Corporation Act, Wireless Telecom Group, Inc. has been informed that in the opinion of the

Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

No.       Description
---       -----------
   4.1    Wireless Telecom Group, Inc. 1995 Stock Option Plan*

   5.1    Opinion of Morrison Cohen Singer & Weinstein, LLP

  23.1    Consent of Morrison Cohen Singer & Weinstein, LLP (included in Exhibit
          5.1 hereto)

  23.2    Consent of Lazar, Levine & Felix,  LLP

  24.1 Powers of Attorney (included on the signature page of this Registration Statement)

-----------------------------------
* Filed previously as an exhibit to Registration Statement on Form S-8 (File
No.: 33-93008) and is incorporated by reference herein.

ITEM 9. UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          "(a) Rule 415 Offering.

                  "(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  "(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          "(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          "(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on 14TH day of September 1999.

                                WIRELESS TELECOM GROUP, INC.

                                By: /s/ Edward Garcia
                                   ----------------------------------
                                      Name:  Edward Garcia
                                      Title: Chairman, President and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Garcia, with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or choose to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                      Title                                   Date
---------                      -----                                   ----
/s/ Edward Garcia              Chairman, President and Chief           September 14, 1999
-----------------              Executive Officer (principal
Edward Garcia                  executive officer)

/s/ Demir Richard Eden         Acting Chief Financial Officer and      September 14, 1999
----------------------         Director (principal financial and
Demir Richard Eden             accounting officer)

/s/ Henry L. Bachman           Director                                September 14, 1999
--------------------
Henry L. Bachman

/s/ Franklin H. Blecher        Director                                September 14, 1999
-----------------------
Franklin H. Blecher

/s/ John Wilchek               Director                                September 14, 1999
----------------
John Wilchek


                                  EXHIBIT INDEX

No.       Description
---       -----------

   5.1    Opinion of Morrison Cohen Singer & Weinstein, LLP

  23.1    Consent of Morrison Cohen Singer & Weinstein, LLP (included in Exhibit
          5.1 hereto)

  23.2    Consent of Lazar, Levine & Felix,  LLP

  24.1 Powers of Attorney (included on the signature page of this Registration Statement)